MFS SERIES TRUST X

                            CERTIFICATE OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 19, 1995, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1. The series designated as MFS Mid Cap Equity Fund shall be redesignated as MFS New Endeavor Fund.



         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.



         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this _____ day of _______________, 2001.

JOHN W. BALLEN                                         CHARLES W. SCHMIDT

John W. Ballen                                         Charles W. Schmidt
8 Orchard Road                                          63 Claypit Hill Road
Southborough MA  01772                                  Wayland MA  01778


WILLIAM R. GUTOW                                        ARNOLD D. SCOTT

William R. Gutow                                        Arnold D. Scott
3 Rue Dulac                                            175 Fisherville Lane
Dallas TX  75230                                       Westport MA  02790


J. ATWOOD IVES                                         JEFFREY L. SHAMES

J. Atwood Ives                                          Jeffrey L. Shames
17 West Cedar Street                                   38 Lake Avenue
Boston MA  02108                                      Newton MA  02459


LAWRENCE T. PERERA                                      ELAINE R. SMITH

Lawrence T. Perera                                       Elaine R. Smith
18 Marlborough Street                                 75 Scotch Pine Road
Boston MA  02116                                      Weston MA  02493


WILLIAM J. POORVU                                   DAVID B. STONE

William J. Poorvu                               David B. Stone
975 Memorial Drive                                 282 Beacon Street
Cambridge MA  02138                           Boston MA  02116